Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel Raises Third-Quarter Revenue Expectations

SANTA CLARA, Calif., September 16, 2016 -- Intel Corporation today announced that third-quarter revenue is expected to be above the company's previous outlook. The company now expects third-quarter revenue to be $15.6 billion, plus or minus $300 million, as compared to the previous range of $14.9 billion, plus or minus $500 million. The increase in revenue is primarily driven by replenishment of PC supply chain inventory. The company is also seeing some signs of improving PC demand.

The company is forecasting the mid-point of the third-quarter GAAP gross margin range at 62 percent, plus or minus a couple of points, up 2 points versus the prior third-quarter GAAP outlook gross margin midpoint of 60 percent, driven mostly by higher PC unit volume. The midpoint of the third-quarter non-GAAP gross margin range is now forecasted at 63 percent, plus or minus a couple of points, up 1 point versus the prior third-quarter non-GAAP outlook gross margin midpoint of 62 percent.

Third-quarter R&D plus MG&A spending is expected to be approximately $5.2 billion, $100 million higher than the prior expectation of approximately $5.1 billion. Third-quarter gains and losses from equity investments and interest and other income are expected to be a net loss of approximately $125 million, as compared to the prior expectation of a net loss of approximately $75 million. The tax rate for the third quarter is expected to be 22 percent, as compared to the prior expectation of 21 percent.

All other expectations have been withdrawn and guidance will be updated with the company's third-quarter earnings report on October 18.

Business Outlook
Intel’s Business Outlook for the third quarter 2016 was originally published in the company’s second quarter 2016 earnings release, available at intc.com.

Intel’s updated Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after September 16. Intel’s updated Business Outlook is posted on intc.com and may be reiterated in public or private meetings with investors and others through the close of business on September 16. Intel’s Quiet Period will start from the close of business on September 16 until publication of the company’s third-quarter earnings release, scheduled for October 18. During the Quiet Period, all of the Business Outlook and other forward-looking statements disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only and not subject to an update by the company.

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Forward-Looking Statements

The above statements and any others in this release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "seeks," "estimates," "continues," "may," "will," "should," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel's actual results, and variances from Intel's current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be important factors that could cause actual results to differ materially from the company's expectations.

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Demand for Intel's products is highly variable and could differ from expectations due to factors including changes in business and economic conditions; consumer confidence or income levels; the introduction, availability and market acceptance of Intel's products, products used together with Intel products and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

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Intel's gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in gross margin may also be caused by the timing of Intel product introductions and related expenses, including marketing expenses, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges.

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Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns, fluctuations in currency exchange rates, and the United Kingdom referendum to withdraw from the European Union. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice.

•	Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term.

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The amount, timing and execution of Intel's stock repurchase program could be affected by changes in Intel's priorities for the use of cash, such as operational spending, capital spending, acquisitions, and as a result of changes to Intel's cash flows or changes in tax laws.

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Intel's expected tax rate is based on current tax law and current expected income and may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with

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various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

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Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments, interest rates, cash balances, and changes in fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

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Intel's results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel's ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

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Intel's results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions. In addition, risks associated with our proposed transaction with TPG to collaborate to establish McAfee as an independent cybersecurity company are described in the “Forward Looking Statements” section of Intel’s press release entitled "Intel and TPG to Collaborate to Establish McAfee as Leading Independent Cybersecurity Company Valued at $4.2 Billion" dated September 7, 2016, which risk factors are incorporated by reference herein.

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Intel’s results may be affected by factors that could cause the implementation of, and expected results from, the restructuring plan announced on April 19, 2016, to differ from Intel’s expectations. A detailed description of risks associated with the restructuring plan and factors that could cause actual results of the restructuring plan to differ is set forth in the “Forward Looking Statements” section of Intel’s press release entitled “Intel Announces Restructuring Initiative to Accelerate Transformation” dated April 19, 2016, which risk factors are incorporated by reference herein.

A detailed discussion of these and other factors that could affect Intel's results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q.

About Intel

Intel (NASDAQ: INTC) expands the boundaries of technology to make the most amazing experiences possible. Information about Intel can be found at newsroom.intel.com and intel.com.

Intel, the Intel logo, Core, and Ultrabook are trademarks of Intel Corporation or its subsidiaries in the United States and other countries.
**Other names and brands may be claimed as the property of others.

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